Exhibit 99.2

CURTIS J. TIMM, et al.,	IN THE CIRCUIT COURT

Plaintiffs,	FOR BALTIMORE CITY
v.

IMPAC MORTGAGE HOLDINGS, INC., et al.,

Defendant.	Case No. 24-C-11-008391

NOTICE OF PENDENCY OF CLASS ACTION, PROPOSED JUDGMENT, FINAL HEARING, AND RIGHT TO APPEAR AND OBJECT

TO:	ALL PERSONS AND ENTITIES WHO HELD OR ACQUIRED SERIES B PREFERRED STOCK OF IMPAC MORTGAGE HOLDINGS INC. (TICKER SYMBOL: IMPHP) AT ANY TIME FROM THE CLOSE OF THE TENDER OFFER ON JUNE 29, 2009 UNTIL THIS ACTION IS FINALLY CONCLUDED.

IF YOU WERE NOT A BENEFICIAL HOLDER OF SERIES B PREFERRED STOCK OF IMPAC MORTGAGE HOLDINGS INC., BUT HELD SUCH STOCK FOR A BENEFICIAL OWNER DURING THE RELEVANT TIME PERIODS, YOU ARE DIRECTED TO TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER WITHIN SEVEN DAYS.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION.

This Class Notice is given pursuant to an Order of the Circuit Court for Baltimore City (the “Court”), in accordance with Maryland Rule 2-231, to inform you of the proceedings in the above-captioned consolidated action (the “Action”). If you were not a beneficial owner of Series B Preferred stock of Impac Mortgage Holdings Inc. (“Impac” or the “Company”) held of record by you at any time from the close of the tender offer on June 29, 2009, to the present, but held such Impac Series B Preferred stock for a beneficial owner, you are directed to forward this Class Notice to the beneficial owner within seven (7) days. If you need additional copies of the Class Notice for forwarding to such beneficial owners, you may request additional copies from KCC LLC, info@ImpacMortgageHoldingsSeriesBPreferredClassAction.com.

There will be a hearing (the “Final Hearing”) before the Court on December 5, 2022, at 2:00 p.m., by remote electronic means, to determine: (1) whether the proposed Final Judgment Order, described below, should be entered as the Final Judgment for the Class; (2) whether the request by counsel for the Class Representative and the Class for an award of attorneys’ fees and expenses should be granted; and (3) whether any other request for individual special monetary awards should be granted. It is not necessary for any member of the Class, or any other shareholder of Impac, to appear at the Final Hearing, but any class member who objects to the Proposed Final Relief, as defined in Paragraph 30 below, or to the petitions for attorneys’ fees, expenses, and any other individual special monetary awards must file a written objection within the time provided in this Class Notice. All class members will be bound by the Final Judgment in this Action.

The Plaintiff class is defined as:

All owners of Series B Preferred stock of Impac Mortgage Holdings, Inc. from the close of the tender offer on June 29, 2009, until the date that the Final Judgment issued in this action attains finality. The Final Judgment will attain finality (a) thirty-one days after it is entered by the Clerk if no post-judgment motions and no appeals are filed; (b) thirty-one days after resolution of any post-judgment motions if no appeals are filed; or (c) after final resolution of any appeals, whichever date is latest.

Background of the Litigation

1.	Defendant, Impac Mortgage Holdings, Inc. is a Maryland corporation that issued two series of Preferred stock, Series B and Series C, in 2004. The Series B Preferred stock was authorized by Impac’s Board of Directors and issued in May 2004. Series C Preferred was authorized and issued in November 2004.

2.	Each series of Preferred stock had its own Articles Supplementary that granted the shareholders certain dividend, voting, and other rights. The two series had different interest rates. Under the Articles Supplementary for each series, subject to qualifications, the holders were entitled to receive “when and as authorized by the Board of Directors” dividends in a fixed amount payable quarterly in arrears. The dividends were cumulative, meaning that if the Company did not declare and pay quarterly dividends, they continued to accrue and accumulate. The Company could not pay a dividend on its common stock or take other specified corporate actions until all accrued dividends on the Preferred stock were declared and paid or set aside. And, if six quarters of dividends were in arrears, a special meeting could be called by at least 20% of the preferred shareholders to vote to elect two additional directors to the Board.

3.	On May 29, 2009, Impac launched a tender offer for all of the Series B and Series C Preferred stock, which Impac stated was conditioned upon the consent by at least 66 2/3% of the holders of Series B and Series C voting together to amend the Series B and Series C Articles Supplementary. Impac offered to purchase Series B shares for $0.29297 per share and Series C shares for $0.28516 per share and to pay all accrued and unpaid dividends on all Parity Preferred stock (including untendered stock), if the tender offer and consent solicitation closed on the terms set forth in the Offering Circular.

4.	Section 6(d) of the 2004 Series B Articles Supplementary states, in pertinent part:

So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class with all series of Parity Preferred that the Corporation may issue upon which like voting rights have been conferred and are exercisable), (ii) amend, alter or repeal any of the provisions of the Charter, so as to materially and adversely affect any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series B Preferred Stock or the holders thereof” (hereafter, the “Voting Rights Provision”).

Identical language, except with a reference to Series C in place of the reference to Series B, was set forth in the 2004 Series C Preferred Articles Supplementary.

5.	Impac’s Offer to Purchase and Consent Solicitation (“Offering Circular”) stated that tendering Series B and Series C stockholders were required to consent to proposed amendments to the terms of the Series B and Series C Articles Supplementary as a condition to validly tendering their stock to Impac for purchase. The proposed amendments were to do the following:

a.	make future dividends non-cumulative;

b.	eliminate the provisions prohibiting payment of dividends on junior stock and the purchase or redemption of junior or parity stock, if full cumulative dividends are not paid or declared and set apart for payment;

c.	eliminate any premiums payable upon the liquidation, dissolution or winding up of the Company, the right to which expired in 2009;

d.	eliminate the provision prohibiting the Company from electing to redeem Preferred Stock prior to the fifth anniversary of the issue date;

e.	eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Preferred Stock if full cumulative dividends for all past dividend periods have not been paid or declared and set apart for payment;

f.	eliminate the right of holders of Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods; and

g.	eliminate the right of holders of Preferred Stock to consent or approve the authorization or issuance of preferred stock senior to the Preferred Stock.

6.	On June 30, 2009, Impac announced that on June 29, 2009, in connection with the Offer to Purchase and Consent Solicitation for its Series B and Series C Preferred Stock, the Company had received consents from holders of in excess of 66 2/3% (two-thirds) of the outstanding shares of the Preferred Stock, counting Series B and Series C together. The Company did not claim to have received consents from holders of two-thirds of the Series B Preferred Stock. The Company also announced that holders of more than 50% (fifty percent) of the common stock had voted in favor of the proposed amendments, which was an additional requirement for Impac to amend the Articles Supplementary.

7.	On June 29, 2009, the Company filed Articles of Amendment to the terms of each of the Series B and Series C Preferred Stock Articles Supplementary.

The Litigation

8.	On December 7, 2011, plaintiff Curtis Timm filed a complaint containing six Counts contesting the effectiveness of the Preferred Stockholder consents to amend the Series B and Series C Articles Supplementary.

9.	Defendants filed a motion to dismiss the entire complaint, including all six Counts. [1] The Court treated the motion as one for summary judgment and granted judgment, in part, for the Defendants on Counts II, III and V. In a Memorandum Opinion and Order dated January 28, 2013, the Court dismissed all claims involving the Series C Preferred stock (Counts II and III), leaving as the sole issue the Series B voting rights as described in Count I, IV, and VI (discussed below).

10.	Timm filed a motion with the Court to reconsider dismissal of Counts II and III (concerning the validity of the consents of any holders of the Preferred Stock), which was denied by the Court in a Memorandum Opinion and Order dated November 27, 2013.

11.	In March 2014, plaintiff Camac Fund LP (“Camac”), another holder of Series B and C Preferred Stock, filed a complaint in intervention asserting the same allegations and causes of action as Timm, with the exception of Timm’s Count V for punitive damages. Camac, as did Timm previously, sought to proceed with the case as the representative of a class action on behalf of the holders of Series B and C Preferred Stock.

12.	After the Court’s ruling on summary judgment in January 2013, three Counts remained unresolved concerning the Series B Preferred Stock. Plaintiffs asserted that the language of the voting rights provision in the Series B Articles Supplementary required the holders of two-thirds of the Series B Preferred Stock to vote or consent to the 2009 amendments and that consent of two-thirds of the Series B and Series C combined was not sufficient to amend the Series B Articles.

13.	Plaintiffs contended that the voting rights language meant that Impac could not adopt the proposed amendments affecting the rights of the Series B Preferred Stock without the vote of two-thirds of the shares of the Series B. Impac contended that the language of the voting rights provision allowed it to adopt the proposed amendments to the Series B Articles without two-thirds of the Series B consent if it received two-thirds consent from the holders of the Series B and the Series C, counted together. The major issue that remained to be resolved by the Court was interpretation of the Series B Voting Rights Provision.

1 In addition to suing Impac, the Timm Complaint named members of Impac’s Board of Directors. The Court dismissed the claims against the Directors, leaving Impac as the sole defendant.

14.	As to the Series B Preferred, the Timm and Camac complaints alleged (in Counts I, IV, and VI of the Timm complaint and Counts I, IV and V of the Camac complaint) that: (a) the Series B Articles Supplementary required the separate consent of two-thirds of the Series B shares in order to amend the Series B Articles Supplementary, (b) because Impac did not receive consents from two-thirds of the Series B shares, the 2009 amendment to the Series B Articles was ineffective, (c) Impac breached the 2004 Series B Articles Supplementary by adopting the 2009 amendments, rendering those amendments invalid, (d) Impac breached the 2004 Series B Articles Supplementary by repurchasing certain Preferred Stock in the fourth quarter of 2009 (after the 2009 amendments) without having paid full cumulative dividends to the holders of Series B Preferred, (e) as a result, Impac was required to have paid certain dividends to holders of Series B Preferred stock, and (f) holders of at least 20% of the Series B Stock were entitled to call a special meeting to elect two additional directors to Impac’s Board of Directors once six quarters of dividends were in arrears.

15.	The Court concluded in its Opinion and Order dated January 29, 2013, that the Voting Rights Provision in the 2004 Articles Supplementary for Series B, paragraph 6(d) was “not unambiguous” and required extrinsic evidence to determine its meaning. The parties conducted extensive discovery, including 11 depositions, on the issue of the meaning of the Voting Rights Provision.

16.	Impac filed a Motion for Summary Judgment on the Series B voting rights issue. Plaintiffs filed an opposition and a Cross-Motion for Summary Judgment. Impac filed an Opposition to the Cross-Motion and Reply Memorandum in support of its motion. Plaintiffs filed a Reply Memorandum in support of their Cross-Motion.

17.	On December 29, 2017, the Court issued a Memorandum Opinion and Order ruling on some of the outstanding Motions. The Court granted Plaintiffs’ Cross-Motion for Summary Judgment and denied Impac’s Motion for Summary Judgment and held that the Voting Rights Provision required Impac to obtain consent from holders of two-thirds of the Series B Preferred prior to amending the Series B Articles Supplementary and, because it failed to do so, the Series B Articles Supplementary were not validly amended.

18.	Thereafter, the parties filed multiple papers addressing the remedies to be granted, as well as motions and requests by Timm to reconsider prior rulings. After considering these papers, and the argument of the parties, this Court entered a Memorandum Opinion and Judgment Order on July 16, 2018, which Order was corrected by Order dated July 24, 2018.

19.	In its July 16, 2018, Order, as corrected, the Court (a) declared that, with respect to the Series B Preferred Stock, the 2009 amendments to the Articles Supplementary were not validly adopted and the Articles Supplementary adopted in 2004 remain in full force and effect, (b) entered judgment in favor of individual defendants on all claims asserted against them, (c) entered judgment in favor of Impac on the claims asserted in Counts II, III, and V of the Timm Complaint and in Counts II and III of the Camac Complaint, (d) ordered Impac to hold a special election in accordance with Section 6(b) of the Articles Supplementary, and (e) ordered that the Articles Supplementary required Impac to pay dividends on Series B shares for the second, third, and fourth quarters of 2009. The Court resolved all issues with the exception of (a) a determination of which Series B stockholders would receive the three quarters of dividends, (b) what, if any, attorneys’ fees would be awarded, and (c) whether a class action would be certified. The Court ruled that all other issues in the case had been decided and entered a partial final judgment on those issues.

20.	Impac filed an appeal from the Court’s decision, and Timm filed a cross-appeal. The Court of Special Appeals of Maryland affirmed the Circuit Court’s orders. Impac petitioned to the Court of Appeals of Maryland for a writ of certiorari, which was granted. The Court of Appeals then affirmed the Circuit Court’s orders.

21.	Camac filed a Motion to Certify Class, Appoint Class Representative and Lead Counsel, Preliminarily Determine Right to Receive Dividends, and Set Final Judgment Hearing (“Camac Class Motion”). Timm filed a Motion for Class Certification and Other Relief. All parties responded to each motion and a hearing was held and the Camac Class Motion was granted.

Summary of the Terms of The Class Certification Order

22.	The Order Certifying Class and Providing for Class Notice and Final Hearing, dated July 22, 2022, as amended on August 8, 2022 (the “Class Certification Order”) has been filed with the Court and is available for your inspection as discussed below under the heading, “INQUIRIES.” The following is only a summary of its terms. The Court has:

a.	Certified the Action as a non-opt-out class action, meaning that class members will be bound by the Final Judgment entered in the Action.

b.	Certified the Action as a class action pursuant to Maryland Rule 2-231(c)(2), on behalf of a class consisting of:

All owners of Series B Preferred stock of Impac Mortgage Holdings, Inc. from the close of the tender offer on June 29, 2009, until the date that the Final Judgment issued in this action attains finality. The Final Judgment will attain finality (a) thirty-one days after it is entered by the Clerk if no post-judgment motions and no appeals are filed; (b) thirty-one days after resolution of any post-judgment motions if no appeals are filed; or (c) after final resolution of any appeals, whichever date is latest.

c.	Designated Camac as the Class Representative and designated Camac’s counsel, Tydings & Rosenberg LLP, John B. Isbister, and Daniel S. Katz, as Class Counsel.

d.	Provided deadlines for the Class Representative and Class Counsel to file a petition for award of attorneys’ fees and expenses, including the expense of providing Class Notice.

e.	Provided deadlines for plaintiff Timm to file a petition for award of attorneys’ fees and expenses and any other special individual monetary relief.

f.	Provided the means by which notice is being provided to the class, including deadlines for class members to file any objections to the proposed Final Judgment.

g.	Required defendant Impac to establish a record date of August 15, 2022 for payment of the amount equal to Series B Preferred Stock dividends at 9.375% interest for the quarters ending June 30, 2009, September 30, 2009, and December 31, 2009 (the “2009 Dividend Amount”), which amount the parties agree is $1,169,985.94, and to pay that amount into the registry of the Court to be held pending final resolution of all issues and final determination by the Court of the appropriate distribution of those funds. [2]

h.	Determined preliminarily and subject to final determination after consideration of any objections by any class members that the 2009 Dividend Amount, less any deductions allowed by the Court, shall be paid to the owners of Series B Preferred stock as of the August 15, 2022 record date.

i.	Scheduled a Final Hearing on December 5, 2022, at 2:00 p.m., to consider all remaining issues and to enter a Final Judgment.

Petitions for Attorneys’ Fees, Expenses, and Other Special Monetary Relief

23.	Class Counsel, Tydings & Rosenberg LLP, has filed an application for attorneys’ fees and litigation expenses to be paid from a portion of the benefits that members of the Class receive as a result of the litigation. The actual amount that will be awarded will be determined by the Court at the Final Hearing. Class Counsel have requested a maximum award of attorneys’ fees of $2,800,000.00 plus their litigation expenses in an amount not to exceed $19,300.49, plus 50% of the costs of issuing this Class Notice, not to exceed $11,000.00. Class Counsel seek an order that provides that any award of fees and expenses be paid from the common fund that they obtained for the Class in this litigation—specifically:

a.	An award of reimbursement of expenses and a portion (not to exceed 33 1/3%) of the 2009 Dividend Amount as described above;

2 This amount was paid into the registry of the Court on August 18, 2022.

b.	A portion (not to exceed 33 1/3%) of any future value received by Series B Preferred shareholders (including dividends, distributions of any kind, conversions, exchanges, redemptions, repurchases or other transactions that provide value) in lieu of, attributable to, or related to, in whole or in part, the right of Series B Preferred shareholders to receive dividends, until the fees awarded by the Court have been paid in full;

c.	However, if the pending Exchange Offer made by Impac Mortgage Holdings, Inc. pursuant to its Prospectus/Consent Solicitation that forms a part of its Registration Statement on Form S-4, as amended (Commission File No. 333-266167), is successful and a restructuring occurs pursuant to the Exchange Offer, Class Counsel will reduce its total claim for attorneys’ fees to $1,005,667.91 plus litigation expenses to be payable from the 2009 Dividend Amount and in a manner to be determined from non-common stock consideration received by the Series B Preferred shareholders pursuant to the restructuring.

24.	Class Representative Camac has filed a request for an Incentive Award of $5,000.00 to be paid to it from the 2009 Dividend Amount in addition to the amount it will receive as a Series B Preferred shareholder in recognition of its efforts as a plaintiff and Class Representative in this Action.

25.	Plaintiff Timm has filed an application for an incentive award and reimbursement of litigation expenses to be paid from a portion of the benefits that members of the Class receive as a result of the litigation. The actual amount that will be awarded will be determined by the Court at the Final Hearing. Plaintiff Timm has requested a maximum incentive award of $4,500,000 to be paid as follows: (a) a maximum of one-third of the 2009 Dividend Amount, (b) a maximum or portion not to exceed one-third of any future value received by Series B Preferred shareholders as described in paragraph 23(b) above or alternatively a maximum of one-third of the proposed Exchange Offer to Series B Preferred shareholders, if lawfully approved as described in paragraph 23(c) above, plus (c) litigation expenses in an amount not to exceed $90,000.00 to be reimbursed from the 2009 Dividend Amount or in a manner to be determined from non-common stock consideration received by the Series B Preferred shareholders pursuant to the proposed Exchange Offer as described in paragraph 23(c), above.

26.	The amounts of any attorneys’ fees, expenses, or Incentive Awards to be awarded to Class Counsel, Class Representative Camac, or plaintiff Timm and the method of payment of them will be determined by the Court at the Final Hearing. The requests have been filed as of August 12, 2022, and full support for them will be filed no later than sixty (60) days before the Final Hearing. Any class member may object to the requests by filing an objection, as described below, no later than thirty (30) days before the Final Hearing.

27.	On August 25, 2022, this Court ordered that, if the Exchange Offer closes prior to December 5, 2022, then within five (5) business days after such closing date, Impac shall, pending finality of the Court’s final resolution of all issues: (a) if Impac pays cash consideration to the Series B shareholders, deposit 40%, or $1,331,184.00, into the Registry of the Court; (b) if Impac pays new Preferred D stock in lieu of cash consideration to the Series B shareholders, cause 40% of the Series D stock, or 13,311,840 shares, to be held in the custody of a suitable third-party custodian or escrow holder; and, in either event, (c) cause thirty-three and one-third percent (33 1/3%) of the common stock, or 4,437,280 shares, to be held in the custody of a suitable third-party custodian or escrow holder. The Order further directed that all costs associated with such deposits or escrows and subsequent distributions shall be borne by Impac. After the finality of the Court’s final determination of the amounts, if any, awarded to Class Counsel, Camac, and/or Timm, there remains any excess cash, Preferred B stock, or common stock, such excess shall be distributed to the former record holders of Series B preferred stock as of the close of business on the date that the Exchange Offer expired. Upon deposit to the registry or transfer to the custody of a third-party custodian or escrow holder, Impac shall have no further right or obligation with respect to such funds and stock, except to pay the costs described herein and as necessary to effectuate the final determination of the Court.

The Effect of the Final Judgment on Your Rights and Your Right to Object

28.	If the Court enters Final Judgment as proposed, then the 2009 Dividend Amount paid by Impac, reduced by any amounts awarded by the Court for attorneys’ fees, expenses, and Incentive Awards to be withheld from the 2009 Dividend Amount, will be distributed to members of the Class as determined by the Court. Subsequent payments or distributions to members of the Class may be reduced by amounts awarded by the Court for attorneys’ fees and expenses.

29.	Not all members of the Class will be entitled to receive distributions from the 2009 Dividend Amount. As described above, the Court has determined preliminarily that the only Series B Preferred shareholders entitled to receive distributions will be those who owned Series B Preferred stock on the August 15, 2022 record date. The Court will consider this preliminary conclusion at the Final Hearing in light of any objections filed to it. The Final Judgment shall be binding on all members of the Class, including the successors and assigns of all members of the Class, without regard for whether a particular Class member does or does not receive a distribution as a result of the Final Judgment.

30.	Any Class member who wishes to object to the Proposed Final Relief, which is the entry of final injunctive relief requiring the 2009 Dividend Amount, less any deductions allowed by the Court, be paid to the owners of Series B Preferred stock as of the August 15, 2022 record date, or to the applications for award of fees and expenses or Incentive Awards to Class Counsel, Class Representative Camac, or plaintiff Timm must file a written objection with the Court no later than thirty (30) days before the Final Hearing, which is scheduled for December 5, 2022. Objections must be received by the Clerk by the deadline and should be mailed or delivered by hand to: Clerk, Circuit Court for Baltimore City, 111 N. Calvert Street, Baltimore, MD 21202. Any objection must include: (i) a written notice of intention to appear; (ii) a statement submitted under penalty of perjury of the number of shares of Impac Series B Preferred stock held by such person, including the date(s) of acquisition and disposition of any such stock, and any and all supporting documents relating thereto; (iii) a statement of such person’s objections to the Proposed Final Relief or to the applications for award of fees and expenses or Incentive Awards to Class Counsel, Class Representative Camac, or plaintiff Timm; and (iv) the grounds for such objections and the reasons that the objecting Class member desires to appear and be heard, as well as all documents or writings the objecting Class member desires the Court to consider.

31.	Any objection filed with the Court, including copies of all supporting papers, must also be served, by hand delivery or first-class mail, on the following counsel:

Counsel for	Co-counsel for	Co-counsel for
Plaintiff Camac	Defendant Impac	Defendant Impac
Tydings & Rosenberg LLP	Troutman Pepper Hamilton	Venable LLP
John B. Isbister, Esq.	Sanders LLP	G. Stewart Webb, Esq.
Daniel S. Katz, Esq.	Pamela S. Palmer, Esq.	750 E. Pratt Street
1 East Pratt Street	350 South Grand Avenue	Suite 900
Suite 901	Two California Plaza	Baltimore, MD 21202
Baltimore, MD 21202	Suite 3400
Los Angeles, CA 90071-3427

32.	Any Class member who does not make his, her, or its objection in the manner provided above shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the Final Judgment, including any award of attorneys’ fees and expenses, or any other relevant matters unless otherwise ordered by the Court, and shall also be foreclosed from appealing from any judgment or order entered in the Action.

The Final Hearing

33.	As set forth above, the Court has scheduled a Final Hearing on December 5, 2022, at 2:00 p.m., to be conducted by remote electronic means. The Final Hearing is open to the public and may be joined using the following link:

Join ZoomGov Meeting

https://mdcourts.zoomgov.com/j/1609081730?pwd=NjVQS3VKcGMyUmVTL3prWGFLVUlMUT09

Meeting ID: 160 908 1730

Passcode: 17395955

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Meeting ID: 160 908 1730

34.	It is not necessary for any Class member, or any other shareholder of Impac, to appear at the hearing. The Class will be represented at the hearing by Class Counsel, John B. Isbister and Daniel S. Katz of Tydings & Rosenberg LLP.

35.	Any Class member may appear at the hearing, in person or by counsel, and show cause why the Proposed Final Relief should or should not be entered, why an award of attorneys’ fees and expenses to Class Counsel or plaintiff Timm should or should not be granted as requested, and/or why Incentive Awards should or should not be granted as requested. However, no Class member shall be heard or entitled to contest these issues unless the Class member files and serves a written objection at least thirty (30) days before the hearing, as provided above, or is granted leave of the Court to proceed without filing a timely objection.

Inquiries

36.	For a more detailed statement of the matters involved in the proposed Final Judgment, you are referred to the pleadings and to all other papers and documents filed with the Court in the Action, which may be inspected during normal business hours at the Circuit Court for Baltimore City, 111 N. Calvert Street, Baltimore, MD 21202. Additionally, the Complaints and primary papers, including the Court’s opinions and orders are available for review on the Class Notice website at www.ImpacMortgageHoldingsSeriesBPreferredClassAction.com and defendant Impac’s website at https://ir.impaccompanies.com/series-b-preferred-class-action.

IF YOU HAVE ANY QUESTIONS ABOUT THIS CLASS NOTICE, THIS ACTION, THE PROPOSED FINAL JUDGMENT, OR THE FINAL HEARING, YOU SHOULD CONSULT YOUR OWN COUNSEL OR DIRECT THEM TO PLAINTIFFS’ CLASS COUNSEL, JOHN B. ISBISTER, DANIEL S. KATZ, OR TYDINGS & ROSENBERG LLP, IN THIS ACTION, AT THE ADDRESS SET FORTH ABOVE. PLEASE DO NOT CONTACT THE CLERK OF THE COURT.

THIS CLASS NOTICE WAS APPROVED BY THE CIRCUIT COURT FOR BALTIMORE CITY, JUDGE LAWRENCE P. FLETCHER-HILL, FOR USE IN PROVIDING NOTICE TO MEMBERS OF THE PLAINTIFF CLASS.